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                                                                    Exhibit 23.3


                          Independent Auditors' Consent
                          -----------------------------


The Members
Regroup Express, LLC:


We consent to the use of our report dated May 9, 2003, except as to note 9, which is as of June 3, 2003, with respect to the balance sheets of Regroup Express, LLC as of December 31, 2002 and 2001, and the related statements of operations, members' equity, and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                    KPMG LLP

Philadelphia, Pennsylvania
August 27, 2003